Exhibit 99.1

Southern First Bancshares Announces Pricing of Public Offering of Common Stock

Greenville, South Carolina, November 6, 2014 – Southern First Bancshares, Inc. (NASDAQ: SFST), the Company, announced today that on November 5, 2014 it priced a public offering of 1,200,000 shares of common stock at $14.40 per share for gross proceeds of $17.3 million. The Company expects to close the sale of the shares of common stock on or about November 12, 2014, subject to customary closing conditions. Sandler O’Neill + Partners, L.P. is the sole underwriter for the offering. The underwriter will have a 30-day option to purchase up to an additional 180,000 shares of common stock from the Company at the offering price to cover over-allotments, if any.

The Company intends to use the proceeds of the offering to repurchase all of its remaining outstanding shares of Series T Preferred Stock, and to use any remainder for general corporate purposes, including contributing a portion of the proceeds to Southern First Bank, the bank subsidiary of the Company, as additional capital to support organic growth.

This announcement is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which is made only by means of a prospectus supplement and related base prospectus, nor will there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The Company has filed a shelf registration statement (including a prospectus) (File No. 333-194020) and a prospectus supplement with the Securities and Exchange Commission, or the SEC, for the offering to which this communication relates.  The sale of shares of common stock in the underwritten offering will be made pursuant to a prospectus supplement to the base prospectus dated February 28, 2014. Before you invest, you should read the prospectus in the registration statement, the prospectus supplement, and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, copies of the prospectus supplement and the prospectus relating to the offering may be obtained by contacting Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, or by phone at 1-866-805-4128.

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of Southern First Bank, the 6th largest bank headquartered in South Carolina.  Southern First Bancshares has been providing financial services since 1999 and now operates in nine locations in the Greenville, Columbia, and Charleston markets of South Carolina.  Southern First Bancshares has assets of approximately $1.0 billion and its common stock is traded in the NASDAQ Global Market under the symbol SFST.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) and are based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risks and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Southern First Bancshares, Inc. with the SEC entitled “Risk Factors”.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com